SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 5, 2003

UNITED DEFENSE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File No.)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired

               Not Applicable

     (b) Pro Forma Financial Information

               Not Applicable

     (c) Exhibits

                         The following exhibit is filed with this report:

Exhibit No	Exhibit Description

99.1	Press Release, dated July 24, 2003

Item 12. Results of Operations and Financial Condition.

     On July 24, 2003 United Defense Industries, Inc. issued a press release announcing its fiscal 2003 second quarter earnings. A copy of the press release is furnished as Exhibit 99.1. The table entitled “Revenue by Program” contained on page 4 of the press release is revised as follows:

Revenue by Program
Dollars in Millions

	3 mos. ended		6 mos. ended
	6/30/2003	6/30/2002	6/30/2003	6/30/2002

Defense Systems:

Bradley Family of Vehicles	$121.0	$65.1	$210.8	$141.0

Naval Ordnance	73.3	32.2	117.2	84.8

Vertical Launch System	27.3	27.7	49.3	58.9

Combat, Engineering and Recovery Vehicles	26.9	36.0	66.3	65.6

Artillery Systems (a)	68.3	79.8	120.0	166.4

Assault Amphibious Vehicles	34.8	8.4	64.5	21.5

Other	83.8	68.8	147.9	136.3

Total Defense Systems	$435.4	$318.0	$776.0	$674.5

Sip Repair and Maintenance (b)	118.1	—	244.0	—

Total Revenue	$553.5	$318.0	$1,020.0	$674.5

(a)  Includes Crusader, FCS/NLOS-C and M109 Howitzer systems

(b)  Includes ship repair and maintenance activities at United States Marine Repair

     This amendment is filed to report under Item 12 information that was previously filed under Item 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.

	BY:	/s/ David V. Kolovat

Date: August 5, 2003		David V. Kolovat, Esq.
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated July 24, 2003

2